As filed with the Securities and Exchange Commission on June 13, 2001
SEC Registration No. 333-30520

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

                              FORM SB-2/A
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                     POST-EFFECTIVE AMENDMENT NO. 1

                    ULTIMATE SPORTS ENTERTAINMENT, INC.
     (Exact name of small business issuer as specified in its charter)

DELAWARE                              2741                    95-0262961
(State or other               (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of               Classification Number)          Identification No.)
incorporation or
organization)

2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CA  90403
Telephone (310) 829-9590
(Address and telephone number of principal executive offices)

2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CA  90403
(Address of principal place of business)

FREDERICK R. LICHT, PRESIDENT, ULTIMATE SPORTS ENTERTAINMENT, INC.
2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CA  90403

Telephone (310) 829-9590
(Name, address and telephone number of agent for service)

     ULTIMATE SPORTS ENTERTAINMENT, INC. hereby files this post-effective amendment and removes 4,020,000 shares of common stock from registration,
3,600,000 of which shares remained unsold at the end of the principal offering and 420,000 of which shares remained unsold by the selling shareholders as of the date of this filing.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Los Angeles, State of California, on the 12th day of June 2001.

                              ULTIMATE SPORTS ENTERTAINMENT, INC.

     By:
            /s/ Frederick R. Licht, President and Chief
                Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Date:      June 12, 2001
            /s/ Frederick R. Licht, Director, Chief Financial Officer, and Principal
                Accounting Officer